Exhibit 99.1

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001
News Release
CONTACTS

News media:	Investors and analysts:
Megen Morris	Ellen J. Roberts
Public Relations	Investor Relations
(302) 651-1462	(302) 651-8069
mmorris@wilmingtontrust.com	eroberts@wilmingtontrust.com
Wilmington Trust announces further steps towards completion
of M&T Bank merger
Wilmington, Del., April 20, 2011 — Wilmington Trust Corporation (Wilmington Trust) (NYSE: WL) announced today that, in connection with its planning for the anticipated closing of its merger with M&T Bank Corporation (M&T), it has notified the New York Stock Exchange (NYSE) that it intends to seek voluntary withdrawal from listing on the NYSE of its common stock, par value $1.00 per share, which would be effective upon closing of the merger. The completion of the merger remains subject to the terms and conditions of the merger agreement between Wilmington Trust and M&T, including the receipt of regulatory approvals. Following the merger’s completion, which is expected to occur in the 2011 second quarter, Wilmington Trust will be a wholly owned subsidiary of M&T.
If the delisting becomes effective, Wilmington Trust’s common stock would cease to be listed on the NYSE, or any other stock exchange or quotation system, and upon application to the Securities and Exchange Commission, will be deregistered under the Securities and Exchange Act of 1934, as amended.
Under the terms of the merger agreement, upon the closing of the merger, Wilmington Trust’s stockholders will be entitled to receive 0.051372 of a share of M&T common stock for each share of Wilmington Trust common stock. The shares of M&T common stock to be issued in the merger to Wilmington Trust stockholders have been approved for listing on the NYSE, subject to official notice of issuance.
About Wilmington Trust
Wilmington Trust is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory Services for high-net-worth clients in 33 countries, and Corporate Client Services for institutional clients in 90 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam.

Forward looking information
This news release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving Wilmington Trust’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects,” or “potential;” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may;” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.
In addition to factors previously disclosed in filings with the U.S. Securities and Exchange Commission (SEC) and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Wilmington Trust businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
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